Exhibit 99.1

NEWS RELEASE

405 State Highway 121 Bypass

Building A, Suite 110

Lewisville TX  75067

Investor Contact:	Company Contact:
Deborah K. Pawlowski/James M. Culligan	David N. Clark
Kei Advisors LLC	President and CEO
Phone: 716.843.3908/716.843.3874	Phone: 972.219.3330
Email: dpawlowski@keiadvisors.com/jculligan@keiadvisors.com

Company Media Contact: April Wade Vice President of Communications and Government Relations 505.440.9441 awade@uraniumresources.com

Uranium Resources, Inc. Announces Resignation of Director George Ireland

LEWISVILLE, TX, July 10, 2008 — Uranium Resources, Inc. (NASDAQ: URRE) (URI), a uranium exploration, development and production company, today announced that George R. Ireland has resigned as a member of the Company’s Board of Directors, July 3, 2008.  Mr. Ireland is President and Chief Investment Officer of Geologic Resource Partners LLC, an investment management company which manages the Geologic Resource Fund LLC.

Mr. Ireland advised the Company that while he was reluctant to cease being a Director, he indicated that changes in accounting rules applicable to investment funds such as his were having a negative impact on the fund because of its large position in the Company’s common stock and the trading restrictions resulting from his Board membership.  Mr. Ireland also cited his inability to continue to take time away from his primary responsibilities to spend the time required of him as a director of a public company.

Mr. Paul K. Willmott, Executive Chairman of the Board, commented, “George Ireland has been a key and valuable member of our Board of Directors for the past 13 years, and we are fortunate to have benefitted from his wise counsel.  I join the other directors in wishing him well in his future endeavors.”

At this time, URI does not plan to replace Mr. Ireland since it will continue to have a majority of independent directors.  Mr. Ireland was Chairman of the Nominating Committee, and a member of the Audit, Compensation and Strategic Planning Committees.

About Uranium Resources, Inc.

Uranium Resources Inc. explores for, develops and mines uranium.  Since its incorporation in 1977, URI has produced over 7 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas where the Company currently has ISR mining projects.  URI also has 183,000 acres of uranium mineral holdings and 101.4 million pounds of in-place mineralized uranium material in New Mexico.  The Company acquired these properties over the past 20 years along with an extensive information database.  URI’s strategy is to capitalize

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on the strong global market for uranium by fully exploiting its resource base in Texas and New Mexico, acquiring new assets and through joint ventures or partnerships.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words.  All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company’s mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price of uranium, weather conditions, operating conditions at the Company’s mining projects, government regulation of the mining industry and the nuclear power industry, world-wide uranium supply and demand, availability of capital, timely receipt of mining and other permits from regulatory agents, the success of the acquisition of Rio Algom and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

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